Hexxco, Inc.

Aiming to Power the Full-Cycle Hydrogen Economy

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$99 minimum investment

DEADLINE: June 26, 2026

in 3 months

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$1

TOTAL RAISED ON NETCAPITAL

$0

TOTAL RAISED THIS ROUND

$0

VALUATION THIS ROUND

$11,050,000

Reg CF offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Hexxco, Inc. is planning to build an integrated clean-energy platform that produces renewable electricity, converts it into green hydrogen, and delivers that hydrogen directly into transportation and mobility markets. Unlike single-point solutions, Hexxco would control the entire hydrogen value chain-from solar generation to electrolytic hydrogen production to hydrogen vehicle sales and the fueling infrastructure – unlocking superior economics, higher utilization, and long-term defensibility.


Hydrogen
1
2
FUEL CELL CARS ONLY
H2
Gasoline & Diesel Not Available
FUEL CELL CARS ONLY
H2
Hydrogen

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SERVCO

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9
Hydrogen
10
H2
Hydrogen
Food Mart

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SUCCESS TO DATE

Integrated system architecture is defined, **EPC and technology partnerships** are in progress, **site planning and permitting strategies** are established, and **early vehicle and fueling partnerships** are underway. The next phase focuses on deploying the first **commercial pilot** and scaling **repeatable installations**.

THE PROBLEM & HEXXCO'S SOLUTION

Renewable energy is frequently curtailed or undervalued due to grid congestion and mismatched demand. Green hydrogen production remains capital-intensive and fragmented. Hydrogen vehicles exist today, but fueling availability and cost limit adoption. Most market participants operate in silos, leaving significant value unrealized.

Hexxco aims to solve these challenges through **full-cycle integration**: solar power generation along with battery storage feeds high-efficiency electrolyzers to produce zero-carbon hydrogen, which is stored, distributed, and paired directly with hydrogen fueling and vehicle sales. This approach stabilizes costs, ensures demand, and maximizes margin capture. The East Coast does not have a single H2 refueling station. Most of these are in California. Doug Carter states: "The technology works and the time is now to start building a true H2 Economy!"


Hexxco
Solar PV Array
Power Conversion Unit
PEM Electrolyzer
Hydrogen Storage Tanks
H_2 Refueling Dispenser
H_2
H_2



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Why This Matters

Hexxco aims to deliver lower-cost hydrogen by eliminating grid volatility and intermediaries, create built-in demand through integrated vehicles and fueling, deploy modular and scalable infrastructure, align with federal and state incentive programs, and enable true decarbonization from power generation through end use.

BUSINESS MODEL & MARKET OPPORTUNITY

Hexxco plans to generate revenue through **solar energy production, hydrogen supply contracts, hydrogen vehicle sales and partnerships, fueling infrastructure, long-term service agreements, and clean-energy incentives and credits.** This diversified model aims to reduce risk while potentially supporting scalable growth. This does not include valuable Federal and State Grants to incentivize this service.

The global hydrogen market is projected to exceed $300 billion in the coming decades. U.S. hydrogen hubs, clean-energy incentives, and zero-emission mandates are accelerating adoption. Transportation, fleet, and commercial demand for hydrogen continues to grow, positioning Hexxco at the intersection of solar energy, hydrogen fuel, and zero-emission mobility.

Global Market Insights

PRESS

Click here to join the LinkedIn group that updates all the new information on the progress of the project!

TEAM: BOARD OF DIRECTORS & ADVISORS



Doug Carter
Founder & CEO

Leads Hexxco's strategy, execution, and partnerships across renewable energy, hydrogen production, and zero-emission mobility.

Doug states: *"Why I am in love with H2..."*



James McTernan
Director & Trusted Advisor

Retired Partner, Millennium Capital (NYC). Advises on capital formation, investor strategy, governance, and long-term value creation.

James states: *"The popularity of green energy need not be said. What might be unusual is an exploitable opportunity in the green energy space. One green energy source for transportation is hydrogen-fueled automobiles. Several automobile companies manufacture hydrogen-fueled vehicles. On the West Coast, there is a hydrogen fueling ecosystem that enables buyers who value the environment to purchase hydrogen-fueled cars. As of now, the East Coast has no such ecosystem, and there is likely an unfulfilled demand for one. I've known Doug for many years, and I think Hexxco's plan is a sound approach to tapping this up to now untapped market."*



Robert Tomenchok
Director & Trusted Advisor

Retired Engineer, Allied Electronics. Advises on system reliability, component integration, and engineering best practices.

Robert states: *"Several years ago, I had the opportunity to share with Doug some of my work on hydrogen as an alternative energy source. He sees, as I do, a future of clean, efficient, and renewable hydrogen-based systems. Hexxco's business plan is an incremental common-sense approach to augment our existing infrastructure to serve fuel cell vehicles."*

INVESTOR INVITATION: THE ASK

Hexxco is raising strategic capital to Acquire Land, deploy initial solar-powered hydrogen production assets, secure the electrolyzer, Vehicle supply agreements, advance engineering, permitting, and expand partnerships, along with marketing for customer adoption.

Hexxco is not just aiming to produce clean energy - we are aiming to build the infrastructure that makes hydrogen practical, scalable, and profitable.

The Time for Full Green Energy is Now! The Hydrogen Economy that was once a dream, Hexxco is aiming to make it a reality!

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

If Hexxco, Inc. has presented in any webinars during the offering period, you may access them here

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